Exhibit 99.1

EXECUTION COPY

PURCHASE AGREEMENT dated as of May 19, 2006 among L-3 Communications Integrated Systems, LP, a Texas limited partnership (the “Purchaser”), Paragon Systems, Inc., an Alabama corporation (the “Seller”), and Tri-S Security Corporation, a Georgia corporation (“Tri-S”).

WHEREAS, Purchaser is willing to purchase from Seller, and Seller is willing to sell to Purchaser, on the terms and conditions set forth herein, a 10% membership interest (the “Interest”) in Army Fleet Support LLC, a Delaware limited liability company (the “Company”), held by Seller;

NOW THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definition of Certain Terms. (a) As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” of a Person means a Person that, directly or indirectly, controls, is controlled by or is under common control with such Person and includes without limitation (i) any officer, director or holder of 5% or more of the capital stock of such Person, (ii) any family member of such Person (or, if such Person is not an individual, of any Person described in clause (i)) and (iii) any Person controlled by one or more Persons described in clauses (i) and (ii).

“Applicable Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Consent” means any consent, approval, authorization, stipulation, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contracts” means all agreements, contracts, commitments, orders, licenses, leases and other instruments and arrangements (whether written or oral) to which the applicable Person is a party, or by which any of its assets are bound.

“Control” (regardless of case, including the terms “controlled by” and “under common control with”) means, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Damages” means all damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Governmental Approval” means any Consent of any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

“Knowledge” (regardless of case) means, with respect to any Person, the knowledge of such Person after due inquiry.

“Lien” means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restriction or limitation.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Person” means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

(b) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Joint Venture Limited Liability Company Agreement dated as of June 2, 2003 (the “Operating Agreement”).

ARTICLE II

PURCHASE AND SALE OF INTEREST

Section 2.1 Purchase and Sale. Seller hereby sells, assigns, transfers and delivers to Purchaser, and Purchaser hereby purchases from Seller, all of Seller’s right, title and interest in and to the Interest for $10,810,000.00 (the “Purchase Price”).

Section 2.2 Assumption of Obligations. The Purchaser hereby assumes all of the Seller’s obligations arising from and after the date hereof under the Operating Agreement with respect to the Interest, other than any such obligations relating to any breach, violation or failure to perform by Seller which occurred prior to the date hereof.

Section 2.3 Allocation of Purchase Price. The Purchaser and the Seller will agree to an allocation among the assets of the Company that meets the requirements of Section 1060(d) of Internal Revenue Code of 1986, as amended (the “Code”), as soon as practical after consummation of the transactions contemplated herein. The parties agree that they shall report such allocation in a manner entirely consistent with this paragraph for all purposes.

Section 2.4 Payment; Other Actions. Simultaneously with the execution of this Agreement, (i) Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds in accordance with wire transfer instructions specified by Seller, (ii) Purchaser shall deliver to Seller the written consent of each other member of the Company (other than Seller) to the transactions contemplated by this Agreement in accordance with Article 12 of the Operating Agreement, (iii) Purchaser and Seller shall cause to be delivered to the Management Committee all information, agreements and documents the Management Committee may require pursuant to Article 12 of the Operating Agreement to effect the transactions contemplated hereby, (iv) Purchaser shall be admitted as a Substitute Member with respect to the Interest, (v) Seller shall repay any account balances (including any loans from the Company to Seller or any Affiliate of Seller) owed by Seller or any Affiliate of Seller to the Company, (vi) Seller shall, without the necessity of any further action, be deemed to have contributed to the Company any account balance owed to Seller or any Affiliate of Seller by the Company and (vii) Seller shall deliver to Purchaser a certificate of Seller dated the Closing Date and sworn to under penalty of perjury setting forth the name, address and federal tax identification number of Seller and stating that Seller is not a “foreign person” within the meaning of Section 1445 of the Code, such certificate to be in the form set forth in the applicable regulations promulgated thereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser as follows:

Section 3.1 Organization, Authorization, etc. Seller is a corporation duly organized and validly existing under the laws of the State of Alabama. Seller has all requisite power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action (corporate or otherwise) of Seller. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

Section 3.2 Ownership of Interest. Seller is the sole owner, beneficially and of record, of the Interest and has good and valid title to the Interest free and clear of all Liens. Seller’s proposed transfer of the Interest to Tri-S was never consummated. Upon execution of this Agreement and the payment of the Purchase Price by Purchaser, good and valid title to the Interest will pass to Purchaser, free and clear of all Liens. The Interest is not subject to any voting commitment or understanding restricting or otherwise relating to voting, dividend rights or the disposition of the Interest or otherwise.

Section 3.3 No Conflicts, etc. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby will (i) violate any Applicable

Law or Order to which Seller is subject or any provision of its charter or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice to be given or Consent to be obtained (other than the Consents contemplated by Section 2.4(ii) hereof and any notice which has been given or other Consent which has been obtained as of the date hereof) under any Contract to which Seller is a party or by which it is bound or to which any of its assets are subject or result in the imposition of any Lien upon any of its assets.

Section 3.4 Litigation. There is no action, claim, suit or proceeding pending, or to the knowledge of Seller threatened, by or against or affecting Seller in connection with or relating to the transactions contemplated by this Agreement or any action taken or to be taken in connection herewith.

Section 3.5 Assets of the Company. Neither Seller nor any Affiliate of Seller owns or has any interest in any of the assets that are used in the business of the Company.

Section 3.6 Brokers, Finders, etc. All negotiations relating to this Agreement, and the transactions contemplated hereby, have been carried on without the participation of any Person acting on behalf of Seller or any Affiliate of Seller in such manner as to give rise to any valid claim against the Company or Purchaser for any brokerage or finder’s commission, fee or similar compensation.

Section 3.7 Seller Dealings. Schedule 3.7 sets forth a complete list (including the parties) of all Contracts between the Company, on the one hand, and Seller or any Affiliate of Seller, on the other hand, that is currently in effect.

ARTICLE IV

COVENANTS

Section 4.1 Covenants of Seller.

(a) Seller shall give Purchaser a reasonable opportunity to review and comment on any public announcement or disclosure relating to the transactions contemplated by this Agreement.

(b) Further Assurances. Seller shall from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Purchaser, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

(c) Post-Closing Confidentiality. From and after the Closing Date, Seller will, and will cause its Affiliates to, hold in strict confidence, and will not use to the detriment of Purchaser or any of its Affiliates (including the Company), all information with respect to the Company. Notwithstanding the foregoing, Seller may disclose or permit to be disclosed such information (i) if disclosure of the same is compelled by judicial or administrative process or by other requirements of law (but subject to the following provisions of this Section), (ii) if the same currently is in the public domain or hereafter is in the public domain through no fault of Seller or (iii) if the same is later acquired by Seller from another source and Seller is not aware after due inquiry that such source is under an obligation to another Person to keep such information confidential. If Seller or any of Seller’s Affiliates (the “Disclosing Party”) is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand, rule of civil procedure or other similar process) to disclose any such information, the Disclosing Party shall provide Purchaser with prompt written notice of any such request or requirement so that Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If, in the absence of a protective order or other remedy or the receipt of a waiver by Purchaser, the Disclosing Party nonetheless, based on the written advice of counsel, is required to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Disclosing Party, without liability of Seller hereunder, may disclose that portion of such information which such counsel advises the Disclosing Party it is legally required to disclose. Seller acknowledges and agrees that money damages would not be an adequate remedy for any breach of its agreements contained in this Section 4.1(c) and that in addition to any other remedies available to Purchaser, Purchaser shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this Section 4.1(c). Notwithstanding anything herein to the contrary, the transactions contemplated hereby and this Agreement may be disclosed by Seller in filings made by Seller with the Securities and Exchange Commission.

Section 4.2 Covenant of Purchaser. Purchaser shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

ARTICLE V

MISCELLANEOUS

Section 5.1 Expenses. Except to the extent otherwise provided hereby, the parties shall bear their respective expenses, costs and fees (including attorneys’, brokers’ and auditors’ fees) in connection with the transactions contemplated under this Agreement, whether or not the transactions contemplated hereby shall be consummated.

Section 5.2 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 5.3 Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be deemed to have been duly given when delivered in person or by facsimile transmission (with a confirmed receipt thereof), on the next business day when sent by overnight courier service, and on the date of receipt when sent by postage prepaid mail with a return receipt requested, at the following locations (or at such other location for a party as shall be specified by like notice):

if to Purchaser, to:

L-3 Communications Corporation

600 Third Avenue

New York, NY 10016

Facsimile: (212) 805-5203

Attention: David Butler

with a copy to:

L-3 Communications Corporation

600 Third Avenue

New York, NY 10016

Facsimile: (212) 805-5494

Attention: Christopher C. Cambria, Esq.

and

Akerman Senterfitt LLP

335 Madison Avenue

Suite 2600

New York, New York 10017

Facsimile: (212) 880-8965

Attention: Kenneth G. Alberstadt, Esq.

if to Seller or Tri-S:

Tri-S Security Corporation

Royal Centre One

11675 Great Oaks Way, Suite 120

Alpharetta, Georgia 30022

Attn: Mr. Ron Farrell

Facsimile: (770) 625-4964

Section 5.4 Indemnification; Guaranty. (a) Tri-S and Seller shall jointly and severally indemnify Purchaser and its Affiliates (including, after Closing, the Company), their respective officers, directors, employees, agents, advisers, lenders and representatives, and the successors and assigns of each of the foregoing (including the heirs, executors administrators and personal representatives of the foregoing individuals) from and against all Damages any of them may suffer resulting from, arising out of or caused by any breach of Seller of a representation, warranty or covenant set forth in this Agreement. Notwithstanding anything herein to the contrary (i) Tri-S’s and Seller’s obligation to indemnify Purchaser and its Affiliates pursuant to this Section 5.4 for a breach of representation or warranty of Seller (other than the representations and warranties contained in Sections 3.1 through 3.3, 3.5 and 3.6) shall terminate on the first anniversary of the date of this Agreement and (ii) the total aggregate amount of the liability of Tri-S and Seller for a breach of representation or warranty of Seller (other than the representations and warranties contained in Sections 3.1 through 3.3, 3.5 and 3.6) pursuant to this Section 5.4 shall not exceed 50% of the Purchase Price. Absent fraud or criminal activity and except as provided under the last paragraph of Section 5.9, the indemnification provided for in this Section 5.4 shall be the exclusive remedy available to Purchaser for any claims under this Agreement.

(b) Tri-S hereby irrevocably and unconditionally guarantees to Purchaser, as a primary obligor and as a surety, the due and punctual payment and performance when due of all of Seller’s obligations under this Agreement, whether liquidated or unliquidated, fixed or contingent, now existing or hereafter arising, of any kind or nature whatsoever (collectively, the “Obligations”). Tri-S further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon the foregoing guaranty notwithstanding any extension or renewal of any Obligation. The foregoing guaranty constitutes a guarantee of payment when due and not of collection and shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

Section 5.5 Liability for Transfer Taxes. Seller shall be responsible for and pay in a timely manner all transfer taxes of any kind or nature arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement.

Section 5.6 Interpretation. The parties hereto acknowledge and agree that: (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to their revision and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Unless otherwise expressly provided herein, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.7 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.8 Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 5.9 Governing Law, Arbitration, etc. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York applicable to contracts made and performed entirely within such State and without giving effect to the conflict of laws rules thereof. Subject to the last paragraph of this Section 5.9, any disputes arising between the parties (or their successors in interest) or between a party and any indemnified Person under this Agreement shall be submitted to binding arbitration in New York, New York pursuant to the following procedures:

(a) Any party may send another party written notice identifying the matter in dispute and invoking the procedures of this Section 5.9. Within 14 days, each party involved in the dispute shall meet at a mutually agreed location, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.

(b) If such parties fail to resolve the dispute by written agreement or agree on the arbitrator within said 14 day period, any such party may make written application to the American Arbitration Association (“AAA”) for the appointment of a single arbitrator (the “Arbitrator”) to resolve the dispute by arbitration. At the request of AAA the parties involved in the dispute shall meet with AAA at its offices within 10 calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, that the selection of the Arbitrator shall be the exclusive decision of AAA and shall be made within 30 days of the written application to AAA.

The discovery rights of the parties in connection with the arbitration shall be limited to the production of documents and, for the avoidance of doubt, no party to such arbitration shall have any right to depose any officers, directors, employees, agents or other representatives of any other party to such arbitration (and the Arbitrator shall have no authority to compel any such deposition). Within 120 days of the selection of the Arbitrator, the parties involved in the dispute shall meet with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request for appointment of the Arbitrator (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the parties). Each party shall have no longer than five days to present its position, the entire proceedings before the Arbitrator shall be no more than 10 consecutive days, and the decision of the Arbitrator shall be made in writing no more than 30 days following the end of the proceeding. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party’s own attorneys’ fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator’s fees and expenses.

Notwithstanding the preceding provisions of this Section 5.9, Purchaser may bring any action seeking equitable relief in respect of Section 4.1(c) in the state or federal courts sitting in New York, New York. Seller irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action in any such court, any claim that any such action brought in such a court has been sought in an inconvenient forum and the right to object, with respect to any such action brought in any such court, that such court does not have jurisdiction over such party. Seller waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to Seller at its address set forth in Section 5.3 hereof. Seller irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any such action.

Section 5.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

Section 5.11 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

L-3 COMMUNICATIONS INTEGRATED SYSTEMS, LP

By:	/s/ S. Gordon Walsh
Name:	S. Gordon Walsh
Title:	Senior V.P. and CFO, Integrated Systems

PARAGON SYSTEMS, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO